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                       [McGLADREY & PULLEN, LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 333-10739 and 33-62183.


/s/ McGLADREY & PULLEN LLP

Champaign, Illinois
March 9, 1998